Exhibit 99.N

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated August 20, 2003, relating to the statement of assets and liabilities which appears in Pre-Effective Amendment No. 3 to the Registration Statement of Franklin Templeton  Limited Duration Income Trust, which is also incorporated by reference into this Registration Statement.  We also consent to the reference to us under the heading “Independent Auditors” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

August 27, 2003